EMPLOYMENT AGREEMENT

     AGREEMENT effective as of January 25, 1999 by and between FIRST MONTAUK SECURITIES CORP., a New Jersey corporation with executive offices at Parkway 109 Office Center, 328 Newman Springs Road 07701-5698 (hereinafter referred to as the "Employer") and SETH ROSEN with an address at 209 Williamsburg Drive, Shrewsbury, NJ 07702 (hereinafter referred to as the "Employee").

                              W I T N E S S E T H :

     WHEREAS, the Employer desires to secure for itself the benefit of the Employee's background, experience, ability and expertise as President of FMSC's Century Discount Securities Division, Paramus NJ ("CDS") and Managing Director of FMSC's Internet Trading Initiative, and is desirous of employing the Employee to perform the services as set forth in this Agreement and under the terms herein provided; and

     WHEREAS, the Employee is willing to provide his background, experience, ability, expertise as President of FMSC's Century Discount Securities Division, Paramus NJ and Managing Director of FMSC's Internet Trading Initiative, and perform such services and accept such employment on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual convenants herein set forth, the parties hereto agree as follows:

1.       EMPLOYMENT AND SCOPE OF DUTIES

     A. Employer shall employ Employee and the Employee agrees to be employed by the Employer on a full-time basis during the Employment Period, as President of FMSC's Century Discount Securities Division, Paramus NJ and Managing Director of FMSC's Internet Trading Initiative, having and maintaining the requisite licenses and registrations in order to effectively supervise Employer's Registered Representatives located in the CDS Paramus office. The Employee shall report and be responsible to: Herb Kurinsky, the President and C.E.O.; William Kurinsky, Executive Vice President and Chief Financial Officer (CFO); and Robert
I. Rabinowitz, Chief Administrative Officer. Employee shall be expected to coordinate with and obtain necessary approvals from General Counsel and the Legal & Compliance Department on matters involving compliance, regulatory and legal issues affecting CDS discount brokerage business and Internet Trading for clients of the Firm. Employee shall, except during vacation periods or absences due to temporary illness, devote substantially all of his business time, attention and energies to his duties and responsibilities as President of CDS hereunder.

     B. Subject to the terms and  conditions  contained  herein,  Employee shall also (i) provide  administrative  expertise,  product  knowledge,  technical and systems support with respect to the development and implementation of third-party vendor provided electronic-based order entry and clearing firm interfaces, including risk management technology for FMSC's trading desk, CDS's separate trading desk and, (ii) supervise structure, manage, control expenditures and operations of CDS through daily oversight of operations of CDS staff including marketing, registration and assurance of regulatory compliance by CDS; and (iii) from time to time, perform such other services and tasks related to the foregoing as may be reasonably necessary to the performance of the above duties and responsibilities, including reporting to FMSC Senior Management with findings/recommendations to improve efficiencies of CDS and FMSC Trading Capabilities and Employer hereby engages Employee to provide and perform the same.

     C. The Principal locations of the Employee's employment shall be at 328 Newman Springs Road, Red Bank, New Jersey 07701 and One Mack Cnetre Road, Paramus, NJ 07652, although the Employee understands and agrees that he may be required to travel for business reasons to other offices of FMSC and from time to time to other Firm locations.

     D. Employer hereby agrees at its discretion to provide the personnel and administrative support services to Employee necessary for him to perform the Services hereunder.

         2.       TERM

     The parties agree that this Agreement shall be terminable at will by either party, and Employee shall commence employment on or about January 25, 1999 (the "Commencement Date"). This Agreement shall terminate on the earlier of (i) the mutual agreement of Employer and Employee upon providing 90 days written notice to the other party prior to the termination date, or (ii) the demand of either party to terminate upon 90 days prior written notice.

         3.       COMPENSATION.

     (a). For the first year of the Employment Period, Employer agrees to compensate the Employee at an annual rate equal to $120,000. Such sums shall be paid to Employee by Employer in its regular payroll cycle.

     (b). Employer also agrees to pay Employee a non guaranteed Incentive Cash Bonus calculated at ten (10%) percent of Firm retention of the increase in profits, (i.e., gross commissions, interest and other related revenue, net of expenses), generated by CDS over the '98 base year level of profit. (Base year increase).

     (c). Employee shall be entitled to receive pursuant to Employer's Stock Option Plan, an initial grant of Incentive Stock Options of 50,000 FMFK Stock Options at an exercise price of $2.00. Said options shall be granted pursuant to all terms and conditions of the Company's Incentive Stock Option Plan, as amended, and shall vest at the rate of 20% per year of continued employment with the Employer.

     (e). Employer shall pay the cost of Employee's licenses, continuing education requirements, and costs for E & O insurance coverage.

     (f). Employer shall provide Employee with legal counsel selected by Employer in connection with the defense of any customer initiated claim or regulatory action.

4.       REIMBURSEMENT OF EXPENSES.

     During the period of said employment, the Employer shall reimburse the Employee or pay directly on his behalf, all reasonable and necessary business, travel and entertainment expenses incurred directly in connection with the performance of Employee's duties and in furtherance of the business of the Employer. Employee shall not be reimbursed for any personal expenses or for any business expense in excess of $1,500.00 which has not been approved in writing in advance by a Senior Officer of Employer. Employee shall submit periodic (weekly or monthly) itemized expense reports for out-of-pocket business expenses paid by the Employee and for which reimbursement is sought from Employer.

         5.       INSURANCE AND OTHER BENEFITS.

     (a).  Employee shall be eligible to  participate in Employer's  medical and
health  insurance  benefit  plans  which  are  currently   furnished  to  Senior
Executives;

     (b). Employee shall be eligible to participate in Employer's 401(k) Plan.

          6.       TERMINATION OF EMPLOYMENT.

     This Agreement creates an employment at will. FMSC may voluntarily terminate its employment with Employee at any time and for any reason after the date of this Agreement. Employee may voluntarily terminate his association with FMSC at any time and for any reason after the date of this Agreement. In the event of a voluntary termination of this Agreement by either party, FMSC shall have no obligation to pay employee, or his estate, or any other person or entity, any salary, incentive bonus unreimbursed reasonable and ordinary business expenses, or Incentive Stock Option Grant provided for in this Agreement prior to the date of termination, except as shall have been earned by Employee to the effective date of termination.

     In addition to Paragraph 2, during the Initial Term, the Employee's employment may also be terminated on the occurrence of any one or more of the following events:

                  (a)      The death of the Employee;

     (b) The failure by the Employee to substantially perform his duties and responsibilities as set forth above, owing to physical or mental incapacity (hereinafter referred to as "disability"), which disability shall be as defined under the Company's disability insurance policy and shall continue for more than three (3) consecutive months.

     (c) For "Cause", which shall mean: (i) the failure by the Employee to substantially perform his duties herein, for reasons other than death or disability after written notice by Employer and a thirty (30) day period to cure said failure; (ii) the engaging by the Employee in a material, intentional breach of the Firm's Policies and Procedures or misconduct materially injurious to the Employer; or (iii) the commission by the Employee of an act constituting common law fraud or a felony or any other criminal offense.

     (d) In the event that Employee's employment hereunder terminates for any reason other than for reasons indicated in Paragraph (c) i - iii, the Company shall pay to Employee all amounts accrued but unpaid hereunder through the date of termination in respect of Base Salary and unreimbursed business expenses. Employee's Incentive Bonus and Incentive Stock Option Grant shall be forfeited by Employee in the event that he has failed to substantially perform his duties as set forth herein, or is terminated for Cause. Upon any termination of this Agreement, all of the rights, privileges and duties of the Employee hereunder shall cease, except for his rights under this Paragraph 6(d) and his continuing obligations to Employer under Paragraph 7 and 9 hereunder.

         7.       NO DISCLOSURE OF INFORMATION.

     (a) All memoranda, notes, records or other documents made or compiled by the Employee or made available to him during the term of his employment concerning the business of the Employer shall be and remain the Employer's property and shall be delivered by the Employee to Employer at termination of Employee's employment. Employee shall not use for himself or others or divulge to others, any proprietary or confidential information of the Employer, obtained by him as a result of his employment, unless authorized in advance by a Senior Officer of Employer.

     (b) Employee hereby sells, transfers and assigns to Employer, or to any person or entity designated by the Employer, all of the right, title and interest of Employee in and to all inventions, sales approaches or materials, software, ideas, training materials, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Employee, solely or jointly, in whole or in part, during the Employee Term which are not generally known to the public or the industry or recognized as standard practice and which (i) relate to services, trade marks or names, methods, ideas, apparatus, designs, products, processes, procedures or devices which may be sold, leased, used or under construction or development by Employer, its subsidiaries or affiliates or any franchise affiliated with Employer and (ii) arise (wholly or partly) from the effort of Employee during his employment with Employer (hereinafter collectively referred to as an "Invention"). Employee shall communicate promptly and disclose to Employer, in such form as Employer requests, all information, details and data pertaining to any such Invention. Employee hereby irrevocably appoints the Chief Executive Officer and/or Executive Vice President lawful attorney to execute and deliver, with respect to any Invention, such form of transfers and assignments and such other papers and documents as reasonably may be required to permit Employer or any person or entity designated by Employer to file and prosecute patent applications and, as to copyrightable material, to obtain copyrights thereon. Employer shall pay all costs incident to the execution and delivery of such transfers, assignments and other documents. Any Invention by the Employee within twelve (12) months following the termination of this Agreement shall be deemed to fall within the provisions of this Section 7(b) unless Employee bears the burden of proof of showing that the Invention was first conceived and made following such termination.

     (c) For purposes of this Section 7, the term "proprietary or confidential information" shall mean all information which is known only to Employee or to Employee and employees, former employees, consultants or others in a confidential relationship with Employer and relates to specific matters such as trade secrets, customers, potential customers and vendor lists, pricing and credit techniques, research and development activities, books and records and private processes, as they may exist from time to time, which Employee may have acquired or obtained by virtue of work heretofore or hereinafter performed for or on behalf of Employer or which he may acquire or may have acquired knowledge of during the performance of said work, and which is not known to other, or readily available to others from sources other than Employee, or is not in the public domain. In the event of a breach or a threatened breach by Employee of the provisions of this Section 7, Employer shall be entitled to an injunction restraining Employee from disclosing, in whole or in part, the aforementioned proprietary or confidential information of Employer, or from rendering any services to any person, firm, corporation, association or other entity to whom such proprietary or confidential information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein contained shall be construed as prohibiting Employer from pursuing any other remedies available to Employer for such breach or threatened breach, including the recovery of damages from Employee.

         8.       REPRESENTATIONS OF EMPLOYEE

     Employee represents and warrants to Employer that he is not currently statutorily disqualified or restricted from becoming licensed or registered with any state or NASD, or of entering into this Employment Agreement by any other enforceable agreement between Employee and any third party.


     9.       LIMITATION ON POWERS OF EMPLOYEE.

     Employee understands and agrees that he has no power or authority to conduct any Business for, with or through FMSC, or CDS, other than as granted by this Agreement. Employee agrees that he will not hold himself out or purport, or attempt to bind either FMSC or CDS in a manner inconsistent with this Agreement, applicable law, rules or regulations, or FMSC Policies and Procedures or any instruction or directive communicated to Employee.

         10.      NOTICES.

     Any notices required or permitted to be given under the provisions of this Employment Agreement shall be in writing and delivered personally or by certified or registered mail, return receipt requested, postage prepaid to the following persons at the following addresses, or to such other person at such other address as any party may request by notice in writing to the other party to this Agreement:

         TO EMPLOYEE:

         SETH ROSEN
         209 Williamsburg Drive
         Shrewsbury, NJ  07702


         TO EMPLOYER:

         FIRST MONTAUK SECURITIES CORP.
         Parkway 109 Office Center
         328 Newman Springs Road
         Red Bank, New Jersey  07701
         Attn:  General Counsel

         11.      ARBITRATION

     Any and all disputes or controversies arising out of or relating to this Agreement or breach thereof, shall be settled by arbitration under the auspices of the NASD, Inc. in New York City, New York by a panel of three arbitrators in accordance with the rules then pertaining to the NASD. The cost of such arbitration proceeding shall be borne equally by the parties, each of whom shall bear its or his own attorneys fees.

         12.      CONSTRUCTION.

     This Employment Agreement shall be construed in accordance with, and be governed by, the laws of the State of New Jersey.

         13.      SUCCESSOR AND ASSIGNS.

     This Employment Agreement shall be binding on the successors and assigns of the Employer and shall inure to the benefit and be enforceable by and against its successors and assigns. This Employment Agreement is personal in nature and may not be assigned or transferred by the Employee without the prior written consent of the Corporation.

         14.      ENTIRE AGREEMENT.

     This instrument contains the entire understanding and agreement between the parties relating to the subject matter hereof, and neither this Employment Agreement nor any provision hereof may be waived, modified, amended, changed, discharged or terminated, except by an agreement in writing signed by the party against whom enforcement of any waiver, modification, change, amendment, discharge or termination is sought.

         15.      COUNTERPARTS.

     This Employment Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, and all of which counterparts shall together constitute a single agreement.

         16.      ILLEGALITY.

     In case any one or more of the provisions of this Employment Agreement shall be invalid, illegal or unenforceable in any respect, the validity, the legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         17.      CAPTIONS.

     The captions of the sections hereof are for convenience only and shall not control or affect the terms or provisions of this Employment Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



SETH ROSEN


(Dated)                                 FIRST MONTAUK SECURITIES CORP.

                                        By:
                                       (Dated)